Anchor BanCorp Wisconsin Inc. Announces First Quarter Earnings

MADISON, WI -- 08/09/2005 -- Anchor BanCorp Wisconsin Inc.(NASDAQ: ABCW) announced net income of $11.6 million for the quarter ended June 30, 2005, up from $10.2 million for the same period last year, a 13.1 percent increase.

"Total assets grew to more than $4.1 billion, an increase of 7.9 percent from a year ago, driven primarily by a 7.0 percent increase in our loan portfolio," said Douglas J. Timmerman, President. "In addition, our deposit growth was up 11.2 percent from the previous year."

Diluted earnings per share were $.52 for the quarter ended June 30, 2005, as compared to $.44 for the same quarter last year, an 18.2 percent increase. "Based on our continued strong performance, the Board of Directors increased quarterly per share dividends twice in the last 12 months, most recently from 13.5 cents to 16 cents, which represents an increase of 18.5 percent," said Timmerman. The 16-cent quarterly per share dividend was announced on July 21st, 2005 and is payable August 15, 2005 to shareholders of record August 1, 2005.

The interest rate spread increased to 3.20 percent for the quarter ended June 30, 2005, from 3.05 percent for the same period in the prior year. Net interest margin increased to 3.32 percent from 3.13 percent for the same period a year ago.

During the quarter ended June 30, 2005, 214,500 shares were purchased under a previously authorized repurchase program. The repurchases are made from time to time in open-market and/or negotiated transactions as, in the opinion of management, market conditions may warrant.

Anchor BanCorp's stock is traded on the over-the-counter market under the NASDAQ symbol ABCW. AnchorBank fsb, the wholly owned subsidiary, has 57 full service offices and two loan origination only offices. All are located in Wisconsin.

For more information, contact Michael Helser, CFO at (608) 252-1810 or Douglas J. Timmerman, President, at (608) 252-8782.

This news release contains certain forward-looking statements based on unaudited financial statements, results of operations and business of Anchor BanCorp. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp's forward-looking statement.

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                         ANCHOR BANCORP WISCONSIN INC.
                             FINANCIAL HIGHLIGHTS
               -----------------------------------------------
              (Dollars in thousands - except per share amounts)
                                (Unaudited)

                                        Three Months Ended
                                               June 30,
                                         2005         2004
                                                  (As Restated)
                                      ----------   ----------
Operations Data:
Net interest income                   $   32,145   $   28,206
Provision for loan losses                    265          450
Net gain (loss) on sale of loans             123       (1,164)
Real estate investment
 partnership revenue                      11,513       23,736
Other non-interest income                  7,143        7,061
Real estate investment partnership
 cost of sales                             8,411       19,711
Other non-interest expense                21,630       20,717
Minority interest in income of real
 estate partnership operations             1,288        1,582
Income before income taxes                19,330       15,379
Income taxes                               7,770        5,160
Net income                                11,560       10,219

Selected Financial Ratios (1):
Yield on earning assets                     5.73%        5.22%
Cost of funds                               2.53         2.17
Interest rate spread                        3.20         3.05
Net interest margin                         3.32         3.13
Return on average assets                    1.14         1.07
Return on average equity                   14.70        13.60
Average equity to average assets            7.75         7.86
Non-interest expense to
 average assets                             2.96         4.23

Per Share:
Basic earnings per share              $     0.53   $     0.45
Diluted earnings per share                  0.52         0.44
Dividends per share                         0.14         0.11
Book value per share                       14.22        13.20

                                              June 30,
                                         2005         2004        Percent
                                                 (As Restated)     Change
                                      ----------   ----------   ----------
Financial Condition:
Total assets                          $4,136,822   $3,835,434          7.9%
Loans receivable, net
  Held for sale                            6,313       11,032        (42.8)
  Held for investment                  3,383,250    3,162,136          7.0
Investment securities available
 for sale, at fair value                  42,004       48,865        (14.0)
Mortgage-related securities
 available for sale, at fair value       291,596      204,051         42.9
Mortgage-related securities held
 to maturity, at amortized cost            1,418        3,740        (62.1)
Deposits                               2,960,468    2,663,376         11.2
Borrowings                               798,927      807,614         (1.1)
Stockholders' equity                     315,416      303,496          3.9
Allowance for loan losses                 26,532       28,535         (7.0)
Non-performing assets                     17,030       19,009        (10.4)

(1) Annualized when appropriate.

                   ANCHOR BANCORP WISCONSIN INC.
           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                  (Unaudited)
                                                    June 30,     March 31,
                                                      2005         2005
                                                   ----------   ----------
                                                        (In Thousands)
Assets
Cash and cash equivalents                          $  213,391   $  166,436
Investment securities available for sale,
 at fair value                                         42,004       52,055
Mortgage-related securities available for sale,
 at fair value                                        291,596      202,250
Mortgage-related securities held to maturity,
 at amortized cost                                      1,418        1,502
Loans receivable, net
  Held for sale                                         6,313        4,361
  Held for investment                               3,383,250    3,414,608
Foreclosed properties and repossessed assets, net       1,909        1,458
Real estate held for development and sale              43,523       48,949
Office properties and equipment                        29,671       30,495
Other assets                                          123,747      128,342
                                                   ----------   ----------
    Total assets                                   $4,136,822   $4,050,456
                                                   ==========   ==========

Liabilities and Stockholders' Equity
Deposits                                           $2,960,468   $2,873,533
Borrowings                                            798,927      793,609
Other liabilities                                      51,394       62,834
                                                   ----------   ----------
    Total liabilities                               3,810,789    3,729,976
                                                   ----------   ----------

Minority interest in real estate partnerships          10,617        9,802
                                                   ----------   ----------

Preferred stock, $.10 par value, 5,000,000 shares
 authorized, none outstanding                               -            -
Common stock, $.10 par value, 100,000,000 shares
 authorized, 25,363,339 shares issued                   2,536        2,536
Additional paid-in capital                             68,884       68,627
Retained earnings, substantially restricted           322,389      315,077
Accumulated other comprehensive income (loss)             638         (708)
Treasury stock (3,188,779 shares and
 3,043,826 shares, respectively), at cost             (72,440)     (68,441)
Unearned deferred compensation                         (6,591)      (6,413)
                                                   ----------   ----------
    Total stockholders' equity                        315,416      310,678
                                                   ----------   ----------
    Total liabilities, minority interest
     and stockholders' equity                      $4,136,822   $4,050,456
                                                   ==========   ==========

                   ANCHOR BANCORP WISCONSIN INC.
                 CONSOLIDATED STATEMENTS OF INCOME
                            (Unaudited)

                                                     Three Months Ended
                                                           June 30,
                                                       2005        2004
                                                              (As Restated)
                                                   ----------   ----------
                                                   (In Thousands - except
                                                      per share amounts)

Interest income:
  Loans                                           $    51,225  $    43,088
  Mortgage-related securities                           2,543        2,188
  Investment securities                                 1,018        1,533
  Interest-bearing deposits                               781          227
                                                   ----------   ----------
    Total interest income                              55,567       47,036
Interest expense:
  Deposits                                             16,473       11,816
  Notes payable and other borrowings                   6,949        7,014
                                                   ----------   ----------
    Total interest expense                             23,422       18,830
                                                   ----------   ----------
    Net interest income                                32,145       28,206
Provision for loan losses                                 265          450
                                                   ----------   ----------
    Net interest income after provision
     for loan losses                                   31,880       27,756
Non-interest income:
Real estate investment partnership revenue             11,513       23,736
Loan servicing income                                   1,312          933
Credit enhancement derivative income
 (includes interest income of $62 and $56,
 respectively)                                            395          378
Service charges on deposits                             2,372        2,195
Insurance commissions                                     687          634
Net gain (loss) on sale of loans                          123       (1,164)
Net gain on sale of investments and
 mortgage-related securities                                7          868
Other revenue from real estate operations               1,215        1,138
Other                                                   1,155          915
                                                   ----------   ----------
    Total non-interest income                          18,779       29,633
Non-interest expense:
  Compensation                                         10,872        9,869
  Real estate investment partnership cost of sales      8,411       19,711
  Occupancy                                             1,577        1,704
  Furniture and equipment                               1,567        1,382

  Data processing                                       1,281        1,276
  Marketing                                             1,095        1,007
  Other expenses from real estate
   partnership operations                               2,049        2,822
  Other                                                 3,189        2,657
                                                   ----------   ----------
    Total non-interest expense                         30,041       40,428
                                                   ----------   ----------
  Minority interest in income of real
   estate partnership operations                        1,288        1,582
                                                   ----------   ----------
    Income before income taxes                         19,330       15,379
Income taxes                                            7,770        5,160
                                                   ----------   ----------
    Net income                                     $   11,560   $   10,219
                                                   ==========   ==========

Earnings per share:
Basic                                              $     0.53   $     0.45
Diluted                                                  0.52         0.44

Contacts:
Michael Helser
CFO
(608) 252-1810

Douglas J. Timmerman
President
(608) 252-8782